Exhibit 10.7
CELLYNX, INC.
Certificate of Secretary

AMENDMENT TO
2007 EQUITY INCENTIVE PLAN

I, the undersigned, do hereby certify:

1.           that I am the duly elected and acting Secretary of CELLYNX, INC., a California corporation (the “Corporation”); and

2.           that the Amendment of the Corporation’s 2007 Equity Incentive Plan was duly adopted by Written Consent to Action of the Board of Directors:

  The first sentence of Section 4 is amended to read as follows:

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“4           Subject to the provisions of Section 13 of this Plan, the maximum aggregate number that may be issued under the Plan is 75,000,000 Shares.  The Shares may be authorized but unissued, or reacquired Common Stock.”

The first sentence of Section 4 is amended to read as follows:

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3.           that the following Amendment to Section 8(c)(1) of the Corporation’s 2007 Equity Incentive Plan was duly adopted by Written Consent to Action of the Board of Directors:

(1)           Definition.  A “Reorganization Event” shall mean:  (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation on this __th day of July, 2008.

Daniel Ash, Secretary